K&L GATES LLP 1601 K STREET, N.W. WASHINGTON, DC 20006 T +1 202 778 9000 F +1 202 778 9100 klgates.com

April 25 2016

EQ Advisors Trust

1290 Avenue of the Americas

New York, NY 10104

Ladies and Gentlemen:

We have acted as counsel to EQ Advisors Trust, a Delaware statutory trust (the “Trust”), in connection with Post-Effective Amendment No. 121 (the “Post-Effective Amendment”) to the Trust’s registration statement on Form N-1A (File Nos. 333-17217; 811-07953) (the “Registration Statement”), to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about April 25, 2016, registering an indefinite number of shares of beneficial interest in the series of the Trust and classes thereof listed in Schedule A to this opinion letter (the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the Securities Act and Item 28(i) of Form N-1A under the Securities Act and the Investment Company Act of 1940, as amended (the “Investment Company Act”).

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the prospectuses and statement of additional information (collectively, the “Prospectus”) filed as part of the Post-Effective Amendment;

(ii)	the Trust’s certificate of trust, governing instrument, and bylaws in effect on the date of this opinion letter; and

(iii)	the resolutions adopted by the trustees of the Trust relating to the Post-Effective Amendment, the establishment and designation of the Shares of each series and class, and the authorization for issuance and sale of the Shares.

We also have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have relied on a certificate of an officer of the Trust. We have not independently established any of the facts on which we have so relied.

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Trust are actually serving in such capacity, and that the representations of officers of the Trust are correct as to matters of fact. We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the Delaware Statutory Trust Act and the provisions of the Investment Company Act that are applicable to equity securities issued by registered open-end investment companies. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

Based upon and subject to the foregoing, it is our opinion that (1) the Shares to be issued pursuant to the Post-Effective Amendment, when issued and paid for by the purchasers upon the terms described in the Post-Effective Amendment and the Prospectus, will be validly issued, and (2) such purchasers will have no obligation to make any further payments for the purchase of the Shares or contributions to the Trust solely by reason of their ownership of the Shares.

This opinion is rendered solely in connection with the filing of the Post-Effective Amendment. We hereby consent to the filing of this opinion with the Commission in connection with the Post-Effective Amendment and to the reference to this firm’s name under the heading “Counsel” in the Prospectus. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ K&L Gates LLP.

SCHEDULE A

To the Opinion Letter of K&L Gates LLP, dated April 25, 2016,

Filed as Exhibit (i)(1) to Post-Effective Amendment No. 121 to the Registration Statement

on Form N-1A of EQ Advisors Trust (File Nos. 333-17217; 811-07953)

EQ ADVISORS TRUST

Class IA, IB, and K shares

Allocation Portfolios

All Asset Aggressive – Alt 25 Portfolio+

All Asset Aggressive – Alt 50 Portfolio+

All Asset Aggressive – Alt 75 Portfolio+

All Asset Growth – Alt 20 Portfolio

All Asset Moderate Growth – Alt 15 Portfolio+

Tactical Manager Portfolios

ATM International Managed Volatility Portfolio+

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

AXA 400 Managed Volatility Portfolio

AXA 500 Managed Volatility Portfolio

AXA 2000 Managed Volatility Portfolio

AXA International Managed Volatility Portfolio

Strategic Allocation Portfolios

AXA Aggressive Strategy Portfolio+

AXA Balanced Strategy Portfolio

AXA Conservative Growth Strategy Portfolio

AXA Conservative Strategy Portfolio

AXA Growth Strategy Portfolio

AXA Moderate Growth Strategy Portfolio

AXA Ultra Conservative Strategy Portfolio

EQ Advisors Trust Portfolios

AXA Global Equity Managed Volatility Portfolio

AXA International Core Managed Volatility Portfolio

AXA International Value Managed Volatility Portfolio

AXA Large Cap Core Managed Volatility Portfolio

AXA Large Cap Growth Managed Volatility Portfolio

AXA Large Cap Value Managed Volatility Portfolio

AXA Mid Cap Value Managed Volatility Portfolio

AXA Natural Resources Portfolio+

AXA Real Estate Portfolio+

AXA SmartBeta Equity Portfolio+

AXA/AB Dynamic Growth Portfolio+

AXA/AB Dynamic Moderate Growth

AXA/AB Short Duration Government Bond Portfolio

AXA/AB Small Cap Growth Portfolio

AXA/DoubleLine Opportunistic Core Plus Bond+

AXA/Franklin Balanced Managed Volatility Portfolio

AXA/Franklin Small Cap Value Managed Volatility Portfolio

AXA/Franklin Templeton Allocation Managed Volatility Portfolio

AXA/Goldman Sachs Strategic Allocation+

AXA/Horizon Small Cap Value Portfolio+

AXA/Invesco Strategic Allocation+

AXA/Legg Mason Strategic Allocation Portfolio+

AXA/Loomis Sayles Growth Portfolio

AXA/Lord Abbett Micro Cap Portfolio+

AXA/Morgan Stanley Small Cap Growth Portfolio+

AXA/Mutual Large Cap Equity Managed Volatility Portfolio

AXA/Pacific Global Small Cap Value Portfolio+

AXA/Templeton Global Equity Managed Volatility Portfolio

EQ/BlackRock Basic Value Equity Portfolio

EQ/Boston Advisors Equity Income Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Common Stock Index Portfolio

EQ/Convertible Securities Portfolio+

EQ/Core Bond Index Portfolio

EQ/Emerging Markets Equity PLUS Portfolio+

EQ/Equity 500 Index Portfolio

EQ/GAMCO Mergers and Acquisitions Portfolio

EQ/GAMCO Small Company Value Portfolio

EQ/Global Bond PLUS Portfolio

EQ/High Yield Bond Portfolio+

EQ/Intermediate Government Bond Portfolio

EQ/International Equity Index Portfolio

EQ/Invesco Comstock Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Value Index Portfolio

EQ/MFS International Growth Portfolio

EQ/Mid Cap Index Portfolio

EQ/Money Market Portfolio

EQ/Morgan Stanley Mid Cap Growth Portfolio

EQ/Oppenheimer Global Portfolio

EQ/PIMCO Global Real Return Portfolio+

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Growth Stock Portfolio

EQ/UBS Growth and Income Portfolio

EQ/Wells Fargo Omega Growth Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Mid Cap Growth Portfolio

Multimanager Mid Cap Value Portfolio

Multimanager Technology Portfolio

+	The Trust offers only Class IB and Class K shares of this Portfolio.
++	The Trust offers only Class IA and K shares of this Portfolio.